Exhibit 21.1
Subsidiaries of Taylor Morrison Home Corporation (as of the date of filing)

Legal Entity	Jurisdiction of Organization
ATPD, LLC	Arizona
Taylor Morrison Holdings of Arizona, Inc.	Arizona
Taylor Morrison/Arizona, Inc.	Arizona
TM Homes of Arizona, Inc.	Arizona
Taylor Morrison Holdings II, Inc.	British Columbia
Taylor Morrison Communities II, Inc.	British Columbia
TMM Holdings (G.P.) ULC	British Columbia
TMM Holdings II GP, ULC	British Columbia
TMM Holdings Limited Partnership	British Columbia
Taylor Morrison of California, LLC	California
TMM Debt Holdings, Ltd.	Cayman Islands
TMM Holdings II Limited Partnership	Cayman Islands
Taylor Morrison of Colorado, Inc.	Colorado
Aylesbury (USA), LLC	Delaware
Cave Butte Development Partners, LLC	Delaware
Mattamy Home Funding, LLC	Delaware
Marblehead Development Partners LLC	Delaware
Pacific Point Development Partners, LLC	Delaware
Santaluz, LLC	Delaware
Taylor Morrison Communities, Inc.	Delaware
Taylor Morrison Finance, Inc.	Delaware
Taylor Morrison Holdings, Inc.	Delaware
Taylor Morrison Pacific Point Holdings, LLC	Delaware
Taylor Morrison Services Inc.	Delaware
Taylor Morrison, Inc.	Delaware
Taylor Morrison Marblehead Holdings, LLC	Delaware
Taylor Morrison Tramonto Holdings, LLC	Delaware
Taylor Woodrow Insurance Services, Inc.	Delaware
Taylor Woodrow U.S. Tower, Inc.	Delaware
TM California Services, Inc.	Delaware
Tramonto Development Partners, LLC	Delaware
Tramonto Land Holdings, LLC	Delaware
Inspired Title Services, LLC	Florida
Mortgage Funding Direct Ventures, LLC	Florida
Neal Communities Funding, LLC	Florida
Taylor Morrison Esplanade Naples, LLC	Florida
Taylor Morrison Home Funding, LLC	Florida
Taylor Morrison of Florida, Inc.	Florida
Taylor Morrison Realty of Florida, Inc.	Florida
Taylor Woodrow Communities at Artisan Lakes, L.L.C.	Florida
Taylor Woodrow Communities at Herons Glen, L.L.C.	Florida
Taylor Woodrow Communities at Mirasol, Ltd.	Florida
Taylor Woodrow Communities at Portico, L.L.C.	Florida

Taylor Woodrow Communities at St. Johns Forest, L.L.C.	Florida
Taylor Woodrow Communities at Vasari, L.L.C.	Florida
Taylor Woodrow Homes - Central Florida Division, L.L.C.	Florida
Taylor Woodrow Homes - Southwest Florida Division Inc.	Florida
The Beach Residences, L.L.C.	Florida
Total Florida Title, Inc.	Florida
TM Oyster Harbor, LLC	Florida
TW Acquisitions, Inc.	Florida
TW/Beach Residences - Hollywood, L.L.C.	Florida
TW/Beach Residences - Madeira, L.L.C.	Florida

Legal Entity	Jurisdiction of Organization
TW/Beach Residences - Venice Beach, L.L.C.	Florida
TW/Olson - Indrio, LLC	Florida
TW/Olson - Magnolia, LLC	Florida
TW/Olson - Thomas Drive, L.L.C.	Florida
TW/Olson Holdings, LLC	Florida
TW/Olson Realty, L.L.C.	Florida
TW/Olson Venture Management, L.L.C.	Florida
TWC/Mirasol, Inc.	Florida
Taylor Morrison of Georgia, LLC	Georgia
Taylor Morrison Realty of Georgia, Inc.	Georgia
Taylor Morrison of Illinois, Inc.	Illinois
Taylor Morrison of Nevada, LLC	Nevada
Taylor Morrison of Carolinas, Inc.	North Carolina
Advantage Title of Ft. Bend, L.C.	Texas
Advantage Title of Travis County, L.C.	Texas
Darling Frisco Partners, Ltd.	Texas
Darling Homes of Texas, LLC	Texas
DFP Texas (GP), LLC	Texas
Falconhead West, L.P.	Texas
Taylor Morrison at Crystal Falls, LLC	Texas
Taylor Morrison of Texas, Inc.	Texas
Taylor Woodrow Communities at Seven Meadows, Ltd.	Texas
Taylor Woodrow Communities — League City, Ltd.	Texas
Taylor Woodrow Homes Houston (GP), L.L.C.	Texas
TMC Travisso GP, LLC	Texas
TMC Travisso LP, LLC	Texas
Travisso, Ltd.	Texas
TWC/Falconhead West, L.L.C.	Texas
TWC/Seven Meadows, L.L.C.	Texas
TWC/Steiner Ranch, L.L.C.	Texas
Beneva Indemnity Company	Vermont